EXHIBIT B










                    AMENDED AND RESTATED CONTINGENT SHARE
               ISSUANCE AGREEMENT dated as of August 14, 1996, among HVIDE MARINE INCORPORATED, a Florida corporation (the "Company"), and the purchasers identified in Schedule 1 attached hereto (the "Purchasers").


                       W I T N E S S E T H:


          WHEREAS pursuant to the Contingent Share Issuance Agreement dated as of September 30, 1994 (the "Initial CSI Agreement"), the Company issued to the Purchasers the Series 1 Common Stock Contingent Share Issuances (the "Series 1 CSIs") and Series 2 Common Stock Contingent Share Issuances (the "Series 2 CSIs" and, together with the Series 1 CSIs, the "CSIs") in the amounts set forth on Schedule 1 hereto;

          WHEREAS the Company, formerly known as Hvide Corp., was the surviving entity in a merger (which was consummated immediately prior to the execution and delivery of this Agreement) with the former Hvide Marine Incorporated and in connection therewith assumed the name Hvide Marine Incorporated;

          WHEREAS the Company and the Purchasers are parties to that certain Recapitalization Agreement dated as of August 8, 1996 (as amended, supplemented, replaced or otherwise modified from time to time, the "Recapitalization Agreement"; each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Recapitalization Agreement), which requires that the Initial CSI Agreement be amended and restated in the form hereof at or prior to the closing of the Initial Public Offering;

          WHEREAS the other conditions precedent specified in the Recapitalization Agreement have been satisfied;


          NOW, THEREFORE, in consideration of the foregoing premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Initial CSI Agreement as follows:


                            ARTICLE I

                         CSI Certificates

          SECTION 1.01. CSI Certificates. The parties hereto acknowledge and affirm that the Purchasers are the holders of record of the certificates (the "CSI Certificates") representing the CSIs issued by the Company pursuant to the Initial CSI Agreement in the amounts set forth on Schedule 1 hereto. Each reference in the CSI Certificates to the Contingent Share Issuance Agreement and the terms thereof shall be deemed to be a reference to this Amended and Restated Contingent Shares Issuance Agreement and the terms hereof.

          SECTION 1.02. Exchange and Replacement of CSI Certificates. (a) Exchange. Any CSI Certificate may be exchanged at the option of the registered holder thereof (the "Holder") for another CSI Certificate or Certificates representing in the aggregate a like number of CSIs. Any Holder desiring to effect such an exchange shall make such request in writing delivered to the Company and shall surrender, properly endorsed, the CSI Certificate or Certificates to be so exchanged. Thereupon, the Company shall execute and deliver to the Holder, or at the Holder's written direction to any other person, a new CSI Certificate or Certificates, as the case may be, as so requested.

          (b) Replacement. In case any of the CSI Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated CSI Certificate, or in lieu of and substitution for the CSI Certificate lost, stolen or destroyed, a new CSI Certificate of like tenor and representing an equivalent right and interest; but, unless waived by the Company, only upon receipt, in the case of loss, theft or destruction of such CSI Certificate, of an indemnity in an amount reasonably satisfactory to the Company. An applicant for such substitute CSI Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

          SECTION 1.03. Legend for the CSI Certificates. The CSI
Certificates will bear a legend reading substantially as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). NO SALE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE (OTHER THAN TO THE ISSUER HEREOF) MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                            ARTICLE II

                     [INTENTIONALLY OMITTED]


                           ARTICLE III

                          Issuance Terms

          SECTION 3.01. Triggering Events for the CSIs. (a) Upon the occurrence of a Triggering Event (as defined below):

          (i) the Company shall issue to the Holder of a Series 1 CSI the number of shares (the "Class A Shares" or "Shares") of Class A Common Stock, $0.001 par value, of the Company (the "Class A Common Stock"; the Class A Common Stock, together with the Class B Common Stock, $0.001 par value, of the Company (the "Class B Common Stock"), are hereinafter referred to collectively as the "Common Stock"), determined pursuant to Section 3.02 hereof, and such Holder shall pay the Company par value for such shares; and

          (ii) the Company shall issue to the Holder of a Series
     2 CSI the number of Shares determined pursuant to Section
     3.03 hereof, and such Holder shall pay the Company par value for such Shares.

          (b) As used in this Agreement, the term 9"Triggering
Event" shall mean 300 days after the closing of the Initial
Public Offering.

          SECTION 3.02. Number of Shares Issuable to the Holder of a Series 1 CSI. Upon the occurrence of a Triggering Event, the Company shall issue to each Holder of a Series 1 CSI the number of Shares determined by dividing (i) the lesser of (x) the number of additional Shares, if any, that would have to be issued pursuant to the Series 1 CSIs so as to cause the All-in Return (as defined in Section 3.04) to equal 60% or (y) the number of shares of Common Stock equal to 9.375% of the then issued and outstanding Common Stock of the Company on a fully diluted basis without giving effect to the CSIs and not including the shares of Common Stock issued in the Initial Public Offering or the shares of Common Stock issuable upon conversion of the Junior Subordinated Notes by (ii) 150,000, the total number of Series 1 CSIs issued by the Company pursuant to this Agreement.

          SECTION 3.03. Number of Shares Issuable to the Holder of a Series 2 CSI. Upon the occurrence of a Triggering Event, the Company shall issue to each Holder of a Series 2 CSI the number of Shares determined by dividing (i) the lesser of (x) the number of additional Shares, if any, that would have to be issued pursuant to the Series 2 CSIs so as to cause the All-in Return to equal 35% or (y) the number of shares of Common Stock equal to 12.5% of the then issued and outstanding Common Stock of the Company on a fully diluted basis without giving effect to the CSIs and not including the shares of Common Stock issued in the Initial Public Offering or the shares of Common Stock issuable upon conversion of the Junior Subordinated Notes by (ii) 200,000, the total number of Series 2 CSIs issued by the Company pursuant to this Agreement.

          SECTION 3.04. All-in Return. (a) As used in this Agreement, the term "All-in Return" shall mean the annual internal rate of return earned by the Purchasers and their assignees with respect to their aggregate $25,000,000 investment (the "Investment Amount") in the Junior Subordinated Notes and the Common Stock, including, in addition to the Common Stock issued pursuant to the Junior Subordinated Note Agreement, any shares of Common Stock that are received upon the conversion of Junior Subordinated Notes pursuant to the Recapitalization Agreement (collectively, the "Purchased Shares").

          (b) The All-in Return shall be measured from September
30, 1994 (the "Junior Subordinated Notes Closing Date") until the date of the Triggering Event (the

"Measurement Date"). For purposes of determining the All-in Return,
(i) the Investment Amount shall be treated as an outflow occurring on the Junior Subordinated Notes Closing Date, (ii) the amounts paid in cash by the Company as interest, principal and redemption with respect to the Junior Subordinated Notes shall be treated as inflows on the dates such amounts are received by the Purchasers, (iii) the proceeds, net of transaction expenses, actually realized by the Purchasers with respect to the disposition and sale of the Purchased Shares shall be treated as inflows on the date of such sales or dispositions, and (iv) any Purchased Shares still held on the Measurement Date and any shares of Common Stock to be issued pursuant to the CSIs shall be treated as inflows in an amount equal to their value on the Measurement Date (the "Measurement Date Share Value"). The Measurement Date Share Value shall be an amount calculated by multiplying (A) the average of Closing Prices (as defined in Section 4.01 hereof, and appropriately adjusted to reflect any stock splits or other dilutive events occurring during such period) for the 30 consecutive trading days immediately prior to the Measurement Date by (B) 95%. Examples of the calculation of the All-in Return are set forth in Exhibit B.

          SECTION 3.05. Delivery of Certificates. Subject to
Section 3.08, upon a Triggering Event, the Company shall cause to be delivered to each Holder, with all reasonable dispatch, a certificate or certificates for the number of full shares of Common Stock issuable to such Holder pursuant to the CSIs in such name or names as such Holder may designate.

          SECTION 3.06. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon a Triggering Event, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction to the nearest whole number of shares of Common Stock or other securities, properties or rights.

          SECTION 3.07. Reservation of Securities. The Company shall at all times reserve and keep available such number of shares of Common Stock as shall be issuable pursuant to the CSIs, and shall at all times reserve and keep available an adequate allowance, as the parties may reasonably agree, on the Company's foreign stock register, to provide for the issuance of such Shares (so that the receipt of such Shares by persons other than citizens of the United States will not result in the Company no longer qualifying as a United States citizen under the Shipping Act, 1916, as amended, or other applicable Federal or state maritime laws). The Company covenants and agrees that all shares of Common Stock issued pursuant to the CSIs shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any stockholder of the Company.

          SECTION 3.08. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the shares of Common Stock issued pursuant to the CSIs; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any CSI Certificate in a name other than that of the Holder of the transferred CSI Certificate or Certificates or of any certificate for shares of Common Stock issued pursuant to the CSIs in a name other than that of the Holder of the CSI Certificate.


                            ARTICLE IV

                          Miscellaneous

          SECTION 4.01. Closing Price. As used in this Agreement, the term "Closing Price" on any day shall mean the reported last sales price regular way on such day on the New York Stock Exchange, or, if not reported for such Exchange, on the New York Stock Exchange Composite Tape, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way on the New York Stock Exchange, or, if Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. The term "trading day" shall mean, so long as Common Stock is listed or admitted to trading on the New York Stock Exchange (or any successor to such Exchange), a date on which the New York Stock Exchange (or such successor) is open for the transaction of business, or, if such Common Stock is not listed or admitted to trading on such Exchange, a date on which the principal national securities exchange on which such Common Stock is listed is open for the transaction of business, or, if such Common Stock is not listed or admitted to trading on any national securities exchange, a date on which any New York Stock Exchange member firm is open for the transaction of business. The price of shares of any class of Common Stock shall be deemed to be the Closing Price of the publicly traded class of Common Stock, if any.

          SECTION 4.02. Compliance with Applicable Law. Notwithstanding anything to the contrary herein, the acquisition of Class A Shares by any Holder hereunder shall be subject to any limitations then imposed under applicable Federal or state maritime (including, without limitation, establishing U.S. Citizenship in accordance with the Shipping Act, 1916, as amended), banking or other law, including without limitation the International Banking Act of 1978, as amended, the Bank Company Act of 1956, as amended and any applicable rules or regulations promulgated thereunder by, or understandings with, the Board of Governors of the Federal Reserve System, it being understood and agreed that in the event a Holder is not permitted under any such applicable law to acquire the full amount of Class A Shares to which such Holder would then be entitled pursuant hereto, such Holder shall acquire as many Class A Shares as shall be permissible under applicable law; provided that in the event such Holder is then not permitted under applicable law to acquire any portion of such Class A Shares, such Holder may or, if required by applicable law, shall transfer its right to receive any such Class A Shares to another investor at a purchase price not greater than the fair market value of such shares as mutually determined by such Holder and such investor; provided, further, that if an issuance hereunder (after giving effect to the alternatives described above) would result in such a violation and the right to receive such Shares may be deferred in accordance with applicable law, the right to receive such Shares shall be deferred until (but only until) the issuance of such shares may be effected without causing such a violation. In the event that a Holder of CSIs under this Agreement determines to transfer its rights hereunder to any person or entity as permitted hereunder, such transfer shall, if required by applicable law, in addition to any other requirements set forth herein, be subject to the condition that, upon notice from such Holder of any applicable restrictions or limitations under applicable law on its ability to acquire Class A Shares, the transferee shall agree in writing to be bound by any such restrictions or limitations to the same extent as if such transferee was itself subject thereto.

          SECTION 4.03. Notices. All notices and other communications pertaining to this Agreement shall be in writing and shall be deemed to have been duly given upon the receipt thereof. Such notices shall be delivered by hand, or mailed, certified or registered mail with postage prepaid:

          (a)  If to a Purchaser, at its address set forth in
               Schedule 1 hereto, with a copy to:

               Cravath, Swaine & Moore Worldwide Plaza 825 Eighth
               Avenue New York, NY 10019-7475 Attention of D.
               Collier Kirkham

or to such other address as such Purchaser may prescribe from time to time by written notice to the Company.

          (b)  If to the Company, to it at:

               2200 Eller Drive, P.O. Box 13038 Fort Lauderdale,
               FL 33316 Attention of Gene Douglas

               with a copy to:

               Dyer Ellis & Joseph 600 New Hampshire Avenue, N.W.
               Washington, D.C. 20037 Attention of Michael Joseph

or to such other address as the Company may prescribe from time to time by written notice to each of the Purchasers.

          SECTION 4.04. Governing Law. This Agreement shall be governed by the laws of the State of Florida regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          SECTION 4.05. Successors. All the covenants and provisions of this Agreement by or for the benefit of the parties hereto shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 4.06. Entire Agreement; Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

          SECTION 4.07. Severability. If any provision of this Agreement shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

          SECTION 4.08. Benefits of This Agreement; Disclaimer. Nothing in this Agreement shall be construed to give to any person or corporation other than the parties hereto any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the parties hereto.

          SECTION 4.09. No Novation. Nothing herein contained shall be construed as a substitution or a novation of the obligations of the Company under the Initial CSI Agreement or the CSIs, which shall remain in full force and effect except as modified hereby.

          SECTION 4.10. Captions. The captions of the sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

          SECTION 4.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.


                                   HVIDE MARINE INCORPORATED,

                                     by /s/ Gene Douglas
                                        ----------------
                                     Name:  Gene Douglas
                                     Title:  V.P.-Legal &
                                             General Counsel
                                             and Secretary

                                   CLIPPER/MERCHANT HMI, L.P.,

                                     by its general partner
                                     Clipper Capital Associates,
                                     L.P.,

                                     by its general partner
                                     Clipper Capital Associates,
                                     Inc.,

                                       by /s/ Daniel V. Cahillane
                                          -----------------------
                                          Name: Daniel V. Cahillane
                                          Title: Treasurer & Secretary

                                   CLIPPER/MERBAN, L.P.,

                                     by its general partner
                                     Clipper Capital Associates,
                                     L.P.,

                                     by its general partner
                                     Clipper Capital Associates,
                                     Inc.,

                                       by /s/ Daniel V. Cahillane
                                          -----------------------
                                          Name: Daniel V. Cahillane
                                          Title: Treasurer & Secretary


                                   CLIPPER/PARK HMI, L.P.,

                                     by its general partner
                                     Clipper Capital Associates,
                                     L.P.,

                                     by its general partner
                                     Clipper Capital Associates,
                                     Inc.,

                                       by /s/ Daniel V. Cahillane
                                          -----------------------
                                          Name: Daniel V. Cahillane
                                          Title: Treasurer & Secretary

                                  CLIPPER/HERCULES, L.P.,

                                     by its general partner
                                     Clipper Capital Associates,
                                     L.P.,

                                     by its general partner
                                     Clipper Capital Associates,
                                     Inc.,

                                     by /s/ Daniel V. Cahillane
                                        -----------------------
                                        Name: Daniel V. Cahillane
                                        Title: Treasurer & Secretary


                                  CLIPPER CAPITAL ASSOCIATES,
                                  L.P.,

                                     by its general partner
                                     Clipper Capital Associates,
                                     Inc.,

                                     by /s/ Daniel V. Cahillane
                                        -----------------------
                                        Name: Daniel V. Cahillane
                                        Title: Treasurer & Secretary

                            Schedule 1


                        Number of            Number of
Name and Address        Series 1 CSIs        Series 2 CSIs
- --------------------    ---------------     ---------------

Clipper/Merchant             25,031         33,374
HMI, L.P.


Clipper/Merban               25,031         33,374
L.P.


Clipper/Park HMI,            62,577         83,436
L.P.


Clipper/Hercules             34,601         46,135
L.P.


Clipper Capital               2,760          3,680
Associates, L.P.

The address for notices of each Purchaser is:

     In care of Clipper Capital Associates, L.P. 12 East 49th
     Street (30th Floor) New York, NY 10017

     Attention of: Mr. Kevin A. Macdonald

                                                           EXHIBIT B










                               EXAMPLES OF ALL-IN RETURN
                                        ($ mm)


EXAMPLE #1:

  Assumptions:               Closing on Sept. 30, 1994.  IPO
                             completed after one year on
                             Sept. 30, 1995.
                             All-in Return based on trading value of
                             stock 120 days after operation of 180-
                             day lock-up period.

  Calculation of Return:


                    Cash
Date                Flow                     Comment

9/30/94             ($25.000)           Initial investment at Closing.

9/30/95               27.061            Return of Jr. Sub. Note
                                        principal plus accrued
                                        interest in connection with
                                        IPO.

7/31/96               19.950            Measurement Date valuation of
                                        350,000 common shares issued
                                        with Jr. Sub. Note at Closing
                                        Price of $60.00 per share
                                        (350,000 x $60.00 x 95%).

All-in Return:         61.7%            Internal rate of return exceeds
                                        60%; no Series 1 or Series
                                        2 CSIs are issued.


EXAMPLE # 2

  Assumptions:      Closing on Sept. 30, 1994.  IPO
                    completed after three years on
                    Sept. 30, 1997.  Secondary
                    registration statement declared
                    effective by SEC Feb. 28, 1998.
                    However, IPO lock-up period does
                    not expire until Mar. 31, 1998.

Calculation of Return:


                    Cash
Date                Flow                     Comment

9/30/94             ($25.000)           Initial investment at closing.

9/30/97               31.706            Return of Jr. Sub.  Note
                                        principal plus accrued interest
                                        in connection with IPO.

3/31/98               23.275            Measurement Date valuation of
                                        350,000 common shares at
                                        Closing Price of $70.00 per
                                        share (350,000 x $70.00 x 95%).

                       9.975 Measurement Date valuation of 150,000 shares under Series 1
                                        CSIs at $70.00 per share
                                        (150,000 x $70.00 x 95%).

                       1.378 Measurement Date valuation of 20,722 shares under Series 2
                                        CSIs at $70.00 per share
                                        (20,722 x $70.00 x 95%).

All-in Return:        35.0%             Internal rate of return of
                                        35.0% requires issuance of
                                        150,000 Series 1 CSI shares
                                        and 20,722 Series 2 CSI shares
                                        based on applicable hurdle
                                        rates.

EXAMPLE # 3

  Assumptions:      Closing on Sept. 30, 1994.  No IPO
                    completed prior to fourth anniversary
                    of closing on Sept. 30, 1998.
                    Independent investment bank determines
                    fair market value of shares to be
                    $45.00.

Calculation of Return:


                    Cash
Date                Flow                     Comment

9/30/94             ($25.000)           Initial investment at closing.

9/30/98               34.320            Measurement Date valuation of
                                        Jr. Sub. Note including
                                        accrued interest as determined
                                        by independent investment
                                        bank.

                      14.963 Measurement Date valuation of 350,000 common shares at
                                        Closing Price of $45.00 per
                                        share (350,000 x $45.00 x 95%).

                       6.413 Measurement Date valuation of 150,000 shares under Series 1
                                        CSIs at Closing Price of $45.00
                                        per share (150,000 x $45.00
                                        x 95%).

                       8.550 Measurement Date Valuation of 200,000 shares under Series 2
                                        CSIs at Closing Price of
                                        $45.00 per share (200,000 x $45.00
                                        x 95%).

                    Cash
Date                Flow                     Comment

All-in Return:        26.6%             Internal rate of return of 26.6%
                                        requires issuance of maximum
                                        150,000 Series 1 CSI shares and
                                        200,000 Series 2 CSI shares.